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                                                                      Exhibit 21


Name of Subsidiary                                            State of Formation
------------------                                            ------------------
Project Development Group, Inc.                                        PA

PDG, Inc.                                                              PA

Enviro-Tech Abatement Services Co.                                     NC

PDG/Philip, L.P.                                                       PA

PDG of Delaware, Inc.*                                                 DE

DPI Energy, Inc.*                                                      PA

Asbestemps, Inc.*                                                      DE

Applied Environmental Technology, Inc.*                                DE

Applied Consulting & Technical Services, Inc.*                         DE



*       Inactive subsidiaries